WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY MAXIMUM DYNAMICS, INC.,
                             A COLORADO CORPORATION

         The undersigned are the members of the Board of Directors of Maximum Dynamics, Inc., a Colorado corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         RESOLVED, that the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to issue S-8 shares of Common Stock to A Nadeem Adonis, Gregory Allum, Andrew Shaun Bremer, Petrus Stephanus Mans de Beer, Giovanni Carlo Fantozzi, Lee Jason Glanville, Martha Phumela Johnson, Veronique Isaacs, Keenan Lewis, Johannes Mathys van Loggerenberg, Mzukisi Peacemaker Mnqayi, Bronwin Murray, Vernon Reginal Philander, Marisa Steyn, Carla Sharpe, Nomonde Felicia Zondani, Raoul Moses, Shurley Mazako, Liesl Clarke, Peter Presto Fakude, Craig John Ogilvy, Gareth Saul, Henry Van Burean Jarrett JR, Michael Rhea Bennett, Peter Saul, T'Christopher Gardner, Troy Lynette, Cindy Ashley, Ernesto Angel, Victor Angel, Jaime Luis Perez Marquez, Johannes Clausen, Joshua Neale Wolcott, Eric Richfield Majors, Francesco Maccioni and Paul Stabnow as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 62,618 shares of S-8 free trading Common Stock be issued to Nadeem Adonis as payment for wages and services; that 175,200 shares of S-8 free trading
Common Stock be issued to Gregory Allum as payment for wages and services; that 330,459 shares of S-8 free trading Common Stock be issued to Andrew Shaun Bremer as payment for wages and services; that 293,076 shares of S-8 free trading
Common Stock be issued to Petrus Stephanus Mans de Beer as payment for wages and services; that 771,273 shares of S-8 free trading Common Stock be issued to Giovanni Carlo Fantozzi as payment for wages and services; that 374,618 shares of S-8 free trading Common Stock be issued to Lee Jason Glanville as payment for wages and services; that 94,800 shares of S-8 free trading Common Stock be issued to Martha Phumela Johnson as payment for wages and services; that 220,364 shares of S-8 free trading Common Stock be issued to Veronique Isaacs as payment for wages and services; that 62,618 shares of S-8 free trading Common Stock be issued to Keenan Lewis as payment for wages and services; that 771,273 shares of S-8 free trading Common Stock be issued to Johannes Mathys van Loggerenberg as payment for wages and services; that 98,073 shares of S-8 free trading Common Stock be issued to Mzukisi Peacemaker Mnqayi as payment for wages and services; that 99,164 shares of S-8 free trading Common Stock be issued to Bronwin Murray as payment for wages and services; that 256,121 shares of S-8 free trading
Common Stock be issued to Vernon Reginal Philander as payment for wages and services; that 220,364 shares of S-8 free trading Common Stock be issued to Marisa Steyn as payment for wages and services; that 206,255 shares of S-8 free trading Common Stock be issued to Carla Sharpe as payment for wages and services; that 45,944 shares of S-8 free trading Common Stock be issued to Nomonde Felicia Zondani as payment for wages and services; that 84,279 shares of S-8 free trading Common Stock be issued to Raoul Moses as payment for wages and services; that 18,916 shares of S-8 free trading Common Stock be issued to Shurley Mazako as payment for wages and services; that 31,028 shares of S-8 free trading Common Stock be issued to Liesl Clarke as payment for wages and services; that 993,465 shares of S-8 free trading Common Stock be issued to
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Peter Presto Fakude as payment for wages and services; that 50,000 shares of S-8 free trading Common Stock be issued to Craig John Ogilvy as payment for wages and services; that 150,000 shares of S-8 free trading Common Stock be issued to Gareth Saul as payment for wages and services; that 300,000 shares of S-8 free trading Common Stock be issued to Henry Van Burean Jarrett JR as payment for wages and services; that 150,000 shares of S-8 free trading Common Stock be issued to Michael Rhea Bennett as payment for wages and services; that 250,000 shares of S-8 free trading Common Stock be issued to Peter Saul as payment for wages and services; that 150,000 shares of S-8 free trading Common Stock be issued to T'Christopher Gardner as payment for wages and services; that 100,000 shares of S-8 free trading Common Stock be issued to Troy Lynette as payment for wages and services; that 800,000 shares of S-8 free trading Common Stock be issued to Cindy Ashley as payment for wages and services; that 200,000 shares of S-8 free trading Common Stock be issued to Ernesto Angel as payment for wages and services; that 800,000 shares of S-8 free trading Common Stock be issued to Victor Angel as payment for wages and services; that 300,000 shares of S-8 free trading Common Stock be issued to Jaime Luis Perez Marquez as payment for wages and services; that 900,000 shares of S-8 free trading Common Stock be issued to Johannes Clausen as payment for wages and services; that 900,000 shares of S-8 free trading Common Stock be issued to Joshua Neale Wolcott as payment for wages and services; that 900,000 shares of S-8 free trading Common Stock be issued to Eric Richfield Majors as payment for wages and services; that 900,000 shares of S-8 free trading Common Stock be issued to Francesco Maccioni as payment for wages and services; that 500,000 shares of S-8 free trading Common Stock be issued to Paul Stabnow as payment for wages and services;

         RESOLVED, FURTHER, that the Company undertake the necessary actions to get these 12,559,906 S-8 shares of Common Stock issued.

         This consent is executed pursuant to the applicable provisions of the Colorado General Corporation Law and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

January 21, 2005                            /s/ Eric Majors
                                            Eric Majors, Director

January 21, 2005                            /s/ Joshua Wolcott
                                            Joshua Wolcott, Director


January 21, 2005                            /s/ Paul Stabnow
                                            Paul Stabnow, Director